                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ___________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          ANADYS PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)


               DELAWARE                              22-3193172
(State of Incorporation or Organization)  (I.R.S. Employer Identification no.)


         9050 Camino Santa Fe
             San Diego CA                              92121
(Address of principal executive offices)             (Zip code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]



Securities Act Registration Statement and Number to which the form relates:
333-110528

Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                NAME OF EXCHANGE ON WHICH
          TO BE SO REGISTERED             EACH CLASS IS TO BE REGISTERED
          -------------------             ------------------------------
                  n/a                                  n/a


Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value
                                (Title of class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Common Stock, par value $0.001 per share ("Common Stock"), of Anadys Pharmaceuticals, Inc., a Delaware corporation (the "Registrant"), to be registered hereunder is contained in the section entitled "Description of Capital Stock," in the prospectus included in the Registrant's Form S-1 Registration Statement, No. 333-110528, as amended from time to time, initially filed with the Securities and Exchange Commission on November 14, 2003 (the "Registration Statement"), and is incorporated herein by reference. In addition, a description of the Common Stock will be included in a prospectus subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is incorporated herein by reference.

ITEM 2.   EXHIBITS.


Exhibit
Number              Description of Document
-------             -----------------------

3.1* Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon the closing of the Registrant's initial public offering.

3.2* Form of Amended and Restated Bylaws of the Registrant to be in effect upon the closing of the Registrant's initial public offering.

4.1*      Form of Specimen common stock certificate.

4.2* Amended and Restated Registration Rights Agreement dated as of June 20, 2002 by and among the Registrant and Stockholders named therein.
____________________

* Filed as an exhibit to the Registration Statement and incorporated herein by reference.


                                       2.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        ANADYS PHARMACEUTICALS, INC.

Date: March 12, 2004                    By: /s/ Kleanthis G. Xanthopoulos
                                           -------------------------------
                                           Kleanthis G. Xanthopoulos, Ph.D.
                                           Chief Executive Officer and President


                                       3.